As filed with the Securities and Exchange Commission on August 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T2 Biosystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	20-4827488
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

101 Hartwell Avenue

Lexington, Massachusetts 02421

(781) 457-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. McDonough

President and Chief Executive Officer

T2 Biosystems, Inc.

101 Hartwell Avenue

Lexington, Massachusetts 02421

(781) 457-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Johan V. Brigham Peter N. Handrinos Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, MA 02116 (617) 948-6060	Brent B. Siler Divakar Gupta Brian F. Leaf Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-197193

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)(5)
Common Stock, $0.001 par value per share	1,380,000	$11.00	$15,180,000	$1,955.18

(1)	Includes 180,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-197193), is hereby registered.

(4)

Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. The Registrant previously registered an aggregate of $78,200,000 of Common Stock on a Registration Statement on Form S-1 (File No. 333-197193), as amended, which was declared effective on August 6, 2014, and for which a filing fee of $10,073.00 was previously paid.

(5)

The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on August 7, 2014), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-197193), initially filed with the Commission by the Registrant on July 2, 2014 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement.  The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 6th day of August, 2014.

T2 BIOSYSTEMS, INC.

By:	/S/ John P. McDonough
John P. McDonough
President and Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ JOHN P. MCDONOUGH	President, Chief Executive Officer and Director (principal executive officer)	August 6, 2014
John McDonough

/s/ MARC R. JONES	Chief Financial Officer (principal financial and accounting officer)	August 6, 2014
Marc R. Jones

*	Director	August 6, 2014
Joshua Bilenker, M.D.

*	Director	August 6, 2014
Thomas J. Carella

*	Director	August 6, 2014
Michael J. Cima, Ph.D.

*	Director	August 6, 2014
Alan Crane

*	Director	August 6, 2014
John W. Cumming

*	Director	August 6, 2014
David Elsbree

*	Director	August 6, 2014
Stanley N. Lapidus

*	Director	August 6, 2014
Harry W. Wilcox

*By:	/S/ John P. McDonough
John P. McDonough
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1(1)	Form of Underwriting Agreement
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Ernst & Young LLP
23.2(2)	Consent of Latham & Watkins LLP
24.1(3)	Power of Attorney

(1)                                 Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-197193), initially filed with the Securities and Exchange Commission on July 2, 2014 and incorporated by reference herein.

(2)                                 Included in Exhibit 5.1.

(3)                                 Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-197193), initially filed with the Securities and Exchange Commission on July 2, 2014 and incorporated by reference herein.

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